Exhibit 99.1


                           Consent of Future Director


         I, John Silber, resident at 132 Carlton St. Brookline, Ma., do hereby consent to being named a future director of The Cassidy Companies, Inc. (the "Company"), effective immediately after the closing of the Company's initial public offering, in the Company's registration statement initially filed with the United States Securities and Exchange Commission on Form S-1 (registration number 333-________).





                                                /s/ John Silber
Date: July 16, 1998                             ----------------------
                                                John Silber